UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2004

Granite City Food & Brewery Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	000-29643	41-1883639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5831 Cedar Lake Road, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-525-2070

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 20, 2004, we received a letter from Schechter Dokken Kanter Andrews & Selcer Ltd., our independent auditor, setting forth its determination that our financial statements for the fiscal year ended December 29, 2002, and all subsequent annual and interim periods, should be restated. The letter expressed the independent auditor's belief that the accounting for our sale in 2002 of shares of convertible preferred stock with detachable warrants should have included the calculation of a beneficial conversion feature. This letter, which appears as Exhibit 7 hereto, is incorporated by reference in response to this Item 4.02.
The audit committee of our board of directors has discussed with the independent auditor these matters. As a result of such discussions, we intend to amend the foregoing periodic reports to make the necessary adjustments.
We have provided the independent auditor with a copy of the foregoing disclosures and we have requested that the independent auditor furnish to us a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made by us in this disclosure. We intend to amend this report to file such letter no later than two business days after our receipt of such letter.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

December 20, 2004	By:	Monica A. Underwood

Name: Monica A. Underwood
Title: Interim Chief Financial Officer and Corporate Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

7	Letter from Schechter Dokken Kanter Andrews & Selcer Ltd., regarding non-reliance on previously issued financial statements, dated December 20, 2004.